SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2004

METAPHOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
580 Second Street, Suite 102
Encinitas, CA 92024
(Address of principal executive offices)
760-230-2300
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Change in the Registrant’s Certifying Accountant

Wong Johnson & Associates, APC, (“WJA”) audited the financial statements of the Registrant during the period of time that the Registrant was ABCI Holdings, Inc., a Delaware corporation, (the “Former Company”) for the two years ended December 31, 2003. By way of letter dated December 15, 2004, WJA confirmed to the Former Company their earlier verbal notification that they had resigned as the Former Company's principal accountants effective November 12, 2004.  The Former Company did not participate in WJA’s decision to resign.

The audit reports of WJA on the financial statements of the Former Company as of and for the two years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and were not qualified as to audit scope or accounting principles.

The WJA report on the financial statements of the Former Company as of and for the year ended December 31, 2003, contained a separate paragraph which read as follows:

As discussed in Note 2 to the financial statements, the Company has incurred a recurring loss of $21, 174,745 from inception through December 31, 2003. As of that date, the Company’s current liabilities exceeded its current assets by $293,390. These factors create uncertainty about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with the audits of the two years ended December 31, 2003, and the subsequent interim period through September 30, 2004, there were no disagreements between the Former Company and WJA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to WJA’s satisfaction, would have caused WJA to make reference in connection with its opinion to the subject matter of the disagreement.

As of the date of this report the Registrant has begun the process of identifying another independent auditor.

A letter from WJA is attached as Exhibit 16.1 to this current report.

ITEM 9.01. Financial Statements and Exhibits

16.1    WJA Letter of Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2004             Metaphor Corp.

              By:    /s/ Mark Baum

          Mark L. Baum
          Chief Executive Officer